                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                    FORM 8-K




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934



                          Date of Report: May 15, 1997



                           JACOR COMMUNICATIONS, INC.



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


       0-12404                                    31-0978313
(Commission File No.)                          (IRS Employer Identification No.)



                          50 East RiverCenter Boulevard
                                   12th Floor
                               Covington, KY 41011
                                 (606) 655-2276

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Item 5.  Other Events

     In January 1997, Jacor Communications, Inc. (the "Company") filed a registration statement (File No. 333-19291) on Form S-3 with the Securities and Exchange Commission (the "Commission") relating to the public offering, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), of up to an aggregate of $250.0 million of equity and debt securities of the Company (the "Omnibus Shelf Registration Statement"). On April 21, the Commission declared the Omnibus Shelf Registration Statement, as amended by Amendment No. 1, effective. On May 15, 1997, the Company filed an abbreviated registration statement (File No. 333-27233) on Form S-3 with the Commission pursuant to Rule 462(b) under the Act, registering an additional $50.0 million of equity and debt securities for sale pursuant to the Omnibus Shelf Registration Statement. (The definitive prospectus contained in the Omnibus Shelf Registration Statement (which includes the prospectus incorporated by reference into the abbreviated registration statement) is herein referred to as the "Prospectus").

     On May 16, 1997, the Company filed with the Commission, pursuant to Rule 424(b), definitive supplements to the Prospectus dated May 15, 1997 (the "Prospectus Supplements") relating to (1) the offer for sale of 6,650,000 shares of the Company's common stock, $.01 par value, (including 997,500 shares subject to an underwriters' overallotment option) and (2) the offer for sale of 673,628 shares of the Company's common stock to affiliated designers of Equity Group Investments, Inc., an affiliate of Zell/Chilmark Fund, L.P., the Company's largest stockholder. In connection with the filing of the Prospectus Supplements with the Commission, the Company is filing certain exhibits as part of this Form 8-K. See "Item 7. Financial Statements and Exhibits."

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

   1.1 Underwriting Agreement dated May 15, 1997 among the Company, Donaldson, Lufkin & Jenrette Securities Corporation and the other underwriters named therein.

   1.2 Stock Purchase Agreement dated May 16, 1997 between the Company and the affiliated designees of Equity Group Investments, Inc.

   5.1    Opinion of Graydon, Head & Ritchey dated May 15, 1997.

  23.1    Consent of Ernst & Young LLP.

  99.1    Press Release dated May 16, 1997.




Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   JACOR COMMUNICATIONS, INC.



Dated:     May 16, 1997            By:/s/ Jon M. Berry
                                      ------------------------------
                                      Jon M. Berry, Senior Vice President
                                       and Treasurer


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